Exhibit 99.1

For Immediate Release

Phibro Animal Health Corporation Reports First Quarter

TEANECK, N.J., November 6, 2017 (GLOBE NEWSWIRE) – Phibro Animal Health Corporation (NASDAQ:PAHC) today announced its financial results for its first quarter ended September 30, 2017.

Highlights for the September 2017 quarter (compared to the September 2016 quarter)

–	Net sales of $193 million, an increase of $5 million, or 3%

–	Net income of $16 million, an increase of $4 million, or 31%

–	Diluted EPS of $0.39, an increase of $0.08, or 26%

–	Adjusted EBITDA of $30 million, an increase of less than $1 million, or 1%

–	Adjusted diluted EPS of $0.38, an increase of $0.02, or 6%

COMMENTARY

“I am very pleased with our performance in the September quarter, as our Animal Health business saw accelerating growth in our Nutritional Specialties and Vaccines product categories,” said Jack Bendheim, Phibro’s Chairman, President and Chief Executive Officer. “The 20% combined growth in these categories more than outpaced the sales decline in our MFAs and other product category. Overall, our results were consistent with our expectations. United States sales of medically important antimicrobials, although stable at a new lower level, continued to be a negative comparison to last year. We expect one more quarter of negative overlap for U.S. sales of medically important antimicrobials. We are encouraged by the improved economic conditions we are seeing in Brazil – one of our largest markets. On the other hand, we continue to see weakness in the worldwide dairy market, as producers’ profitability is challenged.”

“Another highlight of the quarter was our September acquisition of Biotay Argentina. We are happy to welcome the entire Biotay team as colleagues into Phibro.  Biotay greatly expands our reach into the Argentine cattle market. We continue to see cattle as a species where we can grow all of our Animal Health product categories.”

“We continue to be active on the business development front.  At the same time, we are strengthening our internal product development and organizational capabilities as we seek to fully capitalize on our existing portfolio and pipeline, as well as begin to address adjacent opportunities.”

QUARTERLY RESULTS

Net sales

Net sales of $193.4 million for the three months ended September 30, 2017, increased $5.4 million, or 3%, as compared to the three months ended September 30, 2016. Animal Health, Performance Products and Mineral Nutrition grew $4.3 million, $0.6 million and $0.5 million respectively.

Animal Health

Net sales of $128.8 million for the three months ended September 30, 2017, grew $4.3 million, or 3%. The growth was primarily due to volume increases in the nutritional specialty and vaccine product groups within the segment. Nutritional specialty products grew $4.5 million, or 17%, primarily due to volume growth of our products for the U.S. poultry and dairy industries. Vaccines grew $3.7 million, or 25%, primarily due to volume growth of our products for the poultry and swine industries. MFAs and other declined $3.8 million, or 5%, primarily due to volume declines. Domestic net sales of MFAs and other declined $10.5 million due to $4.2 million lower sales of medically important antimicrobials and due to unfavorable timing of certain customer orders. International net sales increased $6.7 million due to growth across most regions, including the benefit of improved economic conditions in Brazil.

Mineral Nutrition

Net sales of $52.1 million increased $0.5 million, or 1%, for the three months ended September 30, 2017. The increased revenue was primarily due to higher average selling prices resulting from underlying raw material commodity price increases. The increase in average selling prices was partially offset by lower volumes of trace mineral products due to customer demand.

Performance Products

Net sales of $12.5 million increased $0.6 million, or 5%, for the three months ended September 30, 2017, due to higher average selling prices and higher volumes of copper-based products.

Gross profit

Gross profit of $63.4 million for the three month ended September 30, 2017, increased $2.4 million, or 4%, as compared to the three months ended September 30, 2016. Gross profit increased to 32.8% of net sales for the three months ended September 30, 2017, as compared to 32.4% for the three months ended September 30, 2016. The three months ended September 30, 2017, included $0.2 million of acquisition-related cost of goods sold. Depreciation expense included in cost of goods sold increased $0.5 million due to recent capital expenditures. Excluding the effects of the acquisition-related cost of goods sold and increased depreciation, Animal Health gross profit increased $3.7 million due to volume growth in nutritional specialty and vaccine products, as well as lower unit costs from improved operating efficiencies, partially offset by volume declines in MFAs and other products. Mineral Nutrition gross profit decreased $0.2 million due to higher raw material costs, partially offset by higher average selling prices. Performance Products gross profit decreased $0.4 million due to higher product costs for copper-based products, partially offset by higher average selling prices of copper-based products.

Selling, general and administrative expenses

SG&A of $41.0 million for the three months ended September 30, 2017, increased $1.8 million, or 5%, as compared to the three months ended September 30, 2016. SG&A for the three months ended September 30, 2017 and 2016, included $0.4 million and $1.3 million, in acquisition-related transaction costs, respectively. Excluding these costs, SG&A increased $2.7 million, or 7%, for the year.

Animal Health SG&A increased $2.5 million, driven by sales force expansion and product development costs. Mineral Nutrition and Performance increased $0.1 million and $0.2 million, respectively. Excluding the acquisition-related transaction costs, Corporate decreased less than $0.1 million, as reduced pension costs offset increases in other expenses.

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Interest expense, net

Interest expense, net of $3.1 million for the three months ended September 30, 2017, decreased $0.8 million, or 20%, as compared to the three months ended September 30, 2016. Interest expense decreased $1.2 million compared to the prior year, primarily due to lower interest rates in the new Credit Facilities completed in June 2017. Interest income decreased $0.4 million due to less interest on deposits in foreign jurisdictions.

Foreign currency (gains) losses, net

Foreign currency (gains) losses, net for the three months ended September 30, 2017, amounted to net losses of $0.3 million, as compared to $0.3 million in net losses for the three months ended September 30, 2016. Foreign currency losses in the three months ended September 30, 2017, were primarily due to the movement of the South African and Mexican currencies relative to the U.S. dollar. Foreign currency gains and losses primarily arise from intercompany balances.

Provision (benefit) for income taxes

The provision for income taxes was $3.1 million and $5.4 million for the three months ended September 30, 2017 and 2016, respectively. The effective income tax rates for these periods were 16.1% and 30.7%, respectively. The provisions for income taxes for the three months ended September 30, 2017 included a benefit of $2.7 million from the exercise of employee stock options. Without the benefit, the effective income tax rates for the three months ended September 30, 2017 would have been 30.6%.

Net income

Net income of $15.9 million for the three months ended September 30, 2017, increased $3.7 million, as compared to net income of $12.2 million for the three months ended September 30, 2016. The increase was a result of the factors described above, including a $2.3 million reduction in income tax expense and a $0.8 million reduction in interest expense, net.

Diluted EPS

Diluted EPS was $0.39 for the three months ended September 30, 2017, an increase of $0.08, compared to $0.31 for the three months ended September 30, 2016, as a result of the increase in net income.

Adjusted EBITDA

Adjusted EBITDA of $30.1 million for the three months ended September 30, 2017, increased $0.3 million, or 1%, as compared to the three months ended September 30, 2016. Animal Health Adjusted EBITDA increased $1.1 million, or 3%, due to sales growth and increased gross profit, partially offset by increased SG&A. Mineral Nutrition Adjusted EBITDA decreased $0.3 million, or 7%, due to higher raw material costs, partially offset by higher average selling prices. Performance Products Adjusted EBITDA decreased $0.5 million, due to higher product costs, partially offset by higher average selling prices. Corporate expenses increased $0.1 million due to increased compensation and benefit costs, partially offset by lower pension costs.

Adjusted diluted EPS

Adjusted diluted EPS was $0.38 for the quarter, an increase of $0.02 compared to $0.36 last year. A higher gross profit ratio, lower interest expense, net, and a lower effective income tax rate, were the primary contributors to the improvement.

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Pension Plan and Retirement Savings Plan Changes

In July 2016, we amended our domestic noncontributory defined benefit pension plan to eliminate credit for future service and compensation increases, effective as of September 30, 2016. The amendment resulted in a curtailment of the pension plan. During the three months ended September 30, 2016, we recorded a pension curtailment gain of $6.8 million in other comprehensive income and an offsetting reduction in the liability for pension benefits included in other liabilities. We also modified the 401(k) retirement savings plan effective October 1, 2016, to include, for all domestic employees, a non-elective Company contribution of 3% of compensation and an additional discretionary contribution of up to 4% of compensation, depending on the employee’s age and years of service.

BALANCE SHEET AND CASH FLOWS

•	2.8x leverage ratio at September 30, 2017

–	$334 million total debt

–	$120 million LTM adjusted EBITDA

•	$62 million cash on hand at September 30, 2017

•	$12 million net cash used before financing for the September 2017, including $12 million cash used for a business acquisition

•	Dividend

–	$4.0 million quarterly dividend paid during the September 2017 quarter

–	$4.0 million quarterly dividend to be paid December 2017

FINANCIAL GUIDANCE

We have reaffirmed our financial guidance for the fiscal year 2018 as initially presented in our August 30, 2017 press release. The guidance is shown in detail on the schedule included with this press release.

WEBCAST & CONFERENCE CALL DETAILS

Phibro Animal Health Corporation will host a webcast and conference call during which the company will review its financial results and respond to questions.

Date:	Tuesday, November 7, 2017
Time:	9:00 AM Eastern
Location:	http://investors.pahc.com
U.S. Toll-Free:	+1 (877) 853-5634
International Toll:	+1 (315) 625-6893
Conference ID:	93299558

NOTE: In order to join this conference call, all participants will be required to provide the Conference ID number.

A replay of the webcast will be archived and made available on Phibro’s website.

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DISCLOSURE NOTICES

Forward-Looking Statements: This communication contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical or current fact included in this report are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These statements are not guarantees of future performance or actions. If one or more of these risks or uncertainties materialize, or if management’s underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Phibro expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Quarterly Report on Form 10-Q and Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements” and “Risk Factors.” These filings and subsequent filings are available online at www.sec.gov, www.pahc.com, or on request from Phibro.

Non-GAAP Financial Information: We use non-GAAP financial measures, such as adjusted EBITDA and adjusted net income, to assess and analyze our operational results and trends and to make financial and operational decisions. Management uses adjusted EBITDA as its primary operating measure. We report adjusted net income to portray the results of our operations prior to considering certain income statement elements. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this communication should not be considered alternatives to measurements required by GAAP, such as net income, operating income and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this communication and/or our Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Internet Posting of Information: We routinely post information that may be important to investors in the “Investors” section of our website at www.pahc.com. We encourage investors and potential investors to consult our website regularly for important information about us.

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Phibro Animal Health Corporation
Consolidated Results of Operations

	Three Months
For the Periods Ended Setpember 30	2017	2016	Change
	(in millions, except per share amounts and percentages)

Net sales	$193.4	$188.0	$5.4	3%
Cost of goods sold	130.0	127.0	3.0	2%
Gross profit	63.4	61.0	2.4	4%
Selling, general and administrative	41.0	39.2	1.8	5%
Operating income	22.4	21.8	0.6	3%
Interest expense, net	3.1	3.9	(0.8)	(20)%
Foreign currency (gains) losses, net	0.3	0.3	(0.0)	(3)%
Income before income taxes	18.9	17.6	1.4	8%
Provision (benefit) for income taxes	3.1	5.4	(2.3)	(43)%
Net income	$15.9	$12.2	$3.7	31%

Net income per share
basic	$0.40	$0.31	$0.09
diluted	$0.39	$0.31	$0.08

Weighted average common shares outstanding
basic	39.9	39.4
diluted	40.3	39.9

Ratio to net sales
Gross profit	32.8%	32.4%
Selling, general and administrative	21.2%	20.8%
Operating income	11.6%	11.6%
Income before income taxes	9.8%	9.3%
Net income	8.2%	6.5%
Effective tax rate	16.1%	30.7%

Amounts and percentages may reflect rounding adjustments

* Calculation not meaningful

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Phibro Animal Health Corporation

Segment Net Sales and Adjusted EBITDA

	Three Months
For the Periods Ended September 30	2017	2016	Change
	(in millions, except percentages)
Net Sales
MFAs and other	$79.6	$83.4	$(3.8)	(5)%
Nutritional specialties	30.8	26.3	4.5	17%
Vaccines	18.5	14.8	3.7	25%
Animal Health	128.8	124.5	4.3	3%
Mineral Nutrition	52.1	51.6	0.5	1%
Performance Products	12.5	11.9	0.6	5%
Total	$193.4	$188.0	$5.4	3%

Adjusted EBITDA
Animal Health	$33.7	$32.6	$1.1	3%
Mineral Nutrition	3.7	4.0	(0.3)	(7)%
Performance Products	0.2	0.7	(0.5)	(67)%
Corporate	(7.6)	(7.5)	(0.1)	*
Total	$30.1	$29.8	$0.3	1%

Ratio to segment net sales
Animal Health	26.2%	26.2%
Mineral Nutrition	7.1%	7.7%
Performance Products	2.0%	6.2%
Corporate (1)	(3.9)%	(4.0)%
Total (1)	15.6%	15.9%
(1) reflects ratio to total net sales

Reconciliation of GAAP Net Income to Adjusted EBITDA
Net income	$15.9	$12.2	$3.7	31%
Interest expense, net	3.1	3.9	(0.8)	(20)%
Provision (benefit) for income taxes	3.1	5.4	(2.3)	(43)%
Depreciation and amortization	6.6	6.3	0.3	5%
EBITDA	28.7	27.8	0.9	3%
Acquisition-related cost of goods sold	0.2	-	0.2	*
Acquisition-related accrued compensation	0.4	0.4	0.0	4%
Acquisition-related transaction costs	0.4	1.3	(0.9)	(69)%
Foreign currency (gains) losses, net	0.3	0.3	(0.0)	(3)%
Adjusted EBITDA	$30.1	$29.8	$0.3	1%

Amounts and percentages may reflect rounding adjustments

* Calculation not meaningful

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Phibro Animal Health Corporation

Adjusted Net Income

	Three Months
For the Periods Ended September 30	2017	2016	Change
	(in millions, except per share amounts and percentages)

Adjusted cost of goods sold	$128.5	$125.7	$2.8	2%
Adjusted gross profit	64.9	62.3	2.6	4%
Adjusted selling, general and administrative	40.0	37.2	2.7	7%
Adjusted interest expense, net	2.9	3.5	(0.6)	(18)%
Adjusted income before income taxes	22.1	21.5	0.5	2%
Adjusted provision for income taxes	6.8	7.0	(0.2)	(3)%
Adjusted net income	$15.3	$14.6	$0.8	5%

Adjusted net income per share diluted	$0.38	$0.36	$0.02	6%

Weighted average common shares outstanding diluted	40.3	39.9

Ratio to net sales
Adjusted gross profit	33.5%	33.1%
Adjusted selling, general and administrative	20.7%	19.8%
Adjusted income before income taxes	11.4%	11.4%
Adjusted net income	7.9%	7.7%
Adjusted effective tax rate	30.6%	32.4%

Reconciliation of GAAP Net Income to Adjusted Net Income
Net income	$15.9	$12.2	$3.7	31%
Acquisition-related cost of goods sold	0.2	-	0.2	*
Acquisition-related intangible amortization(1)	1.2	1.3	(0.0)	(2)%
Acquisition-related intangible amortization(2)	0.2	0.3	(0.1)	(21)%
Acquisition-related compensation costs(2)	0.4	0.4	0.0	4%
Acquisition-related transaction costs(2)	0.4	1.3	(0.9)	(69)%
Acquisition-related accrued interest	0.3	0.4	(0.1)	(36)%
Foreign currency (gains) losses, net(3)	0.3	0.3	(0.0)	(3)%
Provision (benefit) for income taxes(4)	(3.7)	(1.6)	(2.1)	*
Adjusted net income	$15.3	$14.6	$0.7	5%

Amounts and percentages may reflect rounding adjustments

* Calculation not meaningful

(1)Included in cost of goods sold

(2)Included in selling, general and administrative

(3)Primarily related to intercompany balances

(4)Related to the income tax effect of pre-tax income adjustments and the elimination of non-recurring or discrete items

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Phibro Animal Health Corporation
Operating and Investing Cash Flows

	Three Months
For the Periods Ended September 30	2017	2016	Change
	(in millions)

EBITDA	$28.7	$27.8	$0.9
Adjustments
Acquisition-related cost of goods sold	0.2	-	0.2
Acquisition-related accrued compensation	0.4	0.4	0.0
Acquisition-related transaction costs	0.4	1.3	(0.9)
Foreign currency (gains) losses, net	0.3	0.3	(0.0)
Interest paid	(2.7)	(3.8)	1.1
Income taxes paid	(4.0)	(3.7)	(0.3)
Changes in operating assets and liabilities and other items	(18.2)	0.4	(18.6)
Cash used for acquisition-related transaction costs	(0.4)	(1.3)	0.9
Net cash provided (used) by operating activities	$4.8	$21.5	$(16.7)

Capital expenditures	$(5.0)	$(5.9)	$0.9
Business acquisitions	(11.6)	-	(11.6)
Other investing, net	(0.3)	0.0	(0.3)
Net cash provided (used) by investing activities	$(16.8)	$(5.9)	$(10.9)

Net cash flow before financing activities	$(12.0)	$15.6	$(27.6)

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Phibro Animal Health Corporation

Guidance for fiscal year 2018

	GAAP
For the year ending June 30	2018			2017	Change
	(in millions, except per share amounts and percentages)

Net sales - Animal Health segment	$500.0	-	$515.0	$497.7	$2.3	-	$17.3	0%	-	3%
Net sales	765.0	-	790.0	764.3	0.7	-	25.7	0%	-	3%

Operating income	94.9	-	97.8	97.9	(3.0)	-	(0.1)	(3)%	-	(0)%
Interest expense, net	12.8	-	12.3	14.9	(2.1)	-	(2.6)	(14)%	-	(17)%
Foreign currency (gains) losses, net	-	-	-	(0.1)	0.1	-	0.1	*	-	*
Loss on extinguishment of debt	-	-	-	2.6	(2.6)	-	(2.6)	*	-	*
Income before income taxes	82.1	-	85.5	80.5	1.5	-	5.0	2%	-	6%
Provision (benefit) for income taxes	24.2	-	22.5	15.9	8.2	-	6.6	52%	-	41%
Net income	$57.9	-	$63.0	$64.6	$(6.7)	-	$(1.6)	(10)%	-	(2)%

Net income per share - diluted	$1.43	-	$1.56	$1.61	$(0.18)	-	$(0.05)	(11)%	-	(3)%

Weighted average common shares outstanding - diluted	40.4	-	40.3	40.0

GAAP effective income tax rate	29.5%	-	26.3%	19.8%

	Adjusted
For the year ending June 30	2018			2017	Change
	(in millions, except per share amounts and percentages)

Adjusted EBITDA	$123.1	-	$126.1	$120.1	$3.0	-	$6.0	3%	-	5%
Depreciation expense	21.6	-	21.6	20.1	1.5	-	1.5	8%	-	8%
Adjusted interest expense, net	11.7	-	11.2	13.5	(1.8)	-	(2.3)	(13)%	-	(17)%
Adjusted income before income taxes	89.8	-	93.3	86.5	3.3	-	6.7	4%	-	8%
Adjusted provision (benefit) for income taxes	27.1	-	28.4	26.0	1.1	-	2.4	4%	-	9%
Adjusted net income	$62.7	-	$64.8	$60.5	$2.2	-	$4.3	4%	-	7%

Adjusted net income per share - diluted	$1.55	-	$1.61	$1.51	$0.04	-	$0.10	3%	-	7%

Adjusted EBITDA ratio to net sales	16.1%	-	16.0%	15.7%
Adjusted effective income tax rate	30.2%	-	30.5%	30.1%

Amounts and percentages may reflect rounding adjustments

* Calculation not meaningful

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About Phibro Animal Health Corporation

Phibro Animal Health Corporation is a diversified global developer, manufacturer and marketer of a broad range of animal health and mineral nutrition products for use in the production of poultry, swine, cattle, dairy and aquaculture. For further information, please visit www.pahc.com.

Contact:	Phibro Animal Health Corporation
Richard Johnson
Chief Financial Officer
+1-201-329-7300
or
investor.relations@pahc.com

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